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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

  THIS AGREEMENT is made and entered into as of this ____ day of _____________, 19___ by and between Santa Anita Operating Company, a Delaware corporation (the "Company") and ________________________________ ("Director").

                                  WITNESSETH:

          WHEREAS, Director has provided and is now providing valuable services to Company resulting from Director's long familiarity with Company's affairs and Director's financial expertise acquired through years of experience with Company and other companies;

          WHEREAS, Company desires to assure itself of the continued availability of Director's consultative and advisory services subsequent to Director's Termination from the Board and so long as Director remains able to render such services;

          WHEREAS, Director is willing to remain available to render such services so long as Director is able to do so, on the terms and conditions herein set forth; and

          WHEREAS, the Board has determined that Director is an Eligible
Director.

          NOW, THEREFORE, in consideration of the premises and the covenants herein contained and the rendition by Director of the services specified herein, Company and Director have agreed and contracted as follows:

     1.   Definitions.
     ------------

          (a) "Beneficiary" shall mean Director's beneficiary, designated in writing on such form as the Committee may require, if any, or otherwise Director's estate.

          (b) "Board" shall mean any of the boards of directors of Santa Anita Realty Enterprises, Inc., (including Santa Anita Consolidated, Inc. and, through 1966, Los Angeles Turf Club,) and/or Santa Anita Operating Company.

          (c) "Committee" shall mean the Compensation Committee of the Board.

          (d) "Corporation" shall mean Santa Anita Realty Enterprises, Inc. (including Santa Anita Consolidated, Inc.), Santa Anita Operating Company or any other company while such company is or was a subsidiary of Santa Anita Realty Enterprises, Inc. (or Santa Anita Consolidated Inc.) or Santa Anita Operating Company.
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          (e) "Eligible Director" shall mean a current or prior member of the
Board who has a total of at least 120 full months of Service.

          (f) "Service" shall commence on the first day the Director is a member of the Board and is not an officer or employee of any Corporation. Service shall thereafter be earned, on an elapsed time basis, until the individual ceases to be a member of the Board or becomes an officer or employee of any Corporation. Simultaneous Service as a member of more than one Board shall not receive double credit. A new period of Service shall commence if an individual again becomes a member of the Board who is not an officer or employee of the Corporations. In the case of an individual with two or more periods of Service, such Service shall be aggregated and 30 days of Service shall constitute a full month of Service in the case the aggregation of partial months. Notwithstanding the above, no Service shall be earned for any period before January 1, 1960.

          (g) "Termination from the Board" shall mean the date Director (i) resigns or retires from the Board, (ii) dies while serving as a Board member on or after January 1, 1980, or (iii) fails to be reelected to the Board.

     2.    Services.
           ---------

          (a) If Director is currently a member of the Board, Director agrees
(i) to continue performing services in that capacity for such compensation as may be established from time to time by the Board and (ii) upon Director's Termination from the Board, to remain available for such advisory and consultative services as may reasonably be assigned to Director by or under the authority of the Board until Director's demise (see 3(c)).

          (b) If Director is a prior member of the Board, Director agrees as of the date of execution of this Agreement to remain available for such advisory and consultative services as may reasonably be assigned to Director by or under the authority of the Board until Director's demise (see 3(c)).

          (c) It is understood that the services to be rendered by Director subsequent to Director's Termination from the Board are not to be full time and that they will not be required to be performed outside the geographic area of Director's residence without reimbursement for out-of-pocket expenses.

     3.   Payments.
          ---------

          (a) In consideration of Director's agreement to remain available for services as specified above, Company agrees to pay Director an annual amount for five years following Director's Termination from the Board. The annual amount shall

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equal $480 times the number of years of Service. The number of years of Service shall be the number of full months of Service, divided by twelve, and rounded upward to the next highest whole number if the quotient is not already a whole number. For this purpose only, if the Director has one partial month of Service (after aggregating any separate periods of Service), such partial month shall be treated as one full month of Service.

          (b) The annual amount described in subsection (a) above shall be payable for five years to Director in quarterly installments. The first installment shall be paid to Director on the first day of the calendar quarter immediately following the date of Director's Termination from the Board or, if later, the date of execution of this Agreement. Subsequent installments shall be paid to Director on the first day of each succeeding calendar quarter.

          (c) In the event of the death of Director prior to the expiration of the five years, all remaining installments shall be paid to Director's Beneficiary.

          (d) Any payment under this Agreement shall, to the extent thereof, be in full satisfaction of all claims against the Committee and Company, and the Committee may require Director or Director's Beneficiary as a condition precedent to such payment, to execute a receipt and release to such effect.

          (e) In the event any amount becomes payable under this Agreement to Director or Director's Beneficiary, who in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have responsibility for the care of Director or Director's Beneficiary. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and Company.

     4.   Additional Rights.
          ------------------

          Director shall, in addition to receiving the payments described in 3. above, be designated as a Director Emeritus with the right to receive notices of Board meetings, to attend such meetings, and to use the Directors Room, including having the credentials to enjoy use of the Directors Room in the Private Turf Club. Director shall not however, be entitled to receipt of any retainer or fees for attending Board meetings; and such rights and privileges shall be personal to Director and shall expire on Director's demise.

     5.   Assignability.
          --------------

          This Agreement shall inure to the benefit of, and be binding upon, the parties hereto. Neither Director nor

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Director's Beneficiary shall have any right to assign, transfer, encumber or dispose of any rights hereunder, all of such rights being expressly declared to be nonassignable.

     6.   Interpretation.
          ---------------

          (a) The Committee is authorized to construe and interpret all of the terms of this Agreement and its interpretation shall be binding on both of the parties.

          (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court to be invalid and unenforceable, the remaining provisions of the Agreement shall continue to be fully effective.

     7.   Source of Payments.
          -------------------

          The payments to be made by Company hereunder shall be made from Company's general assets and shall not be funded in any way. Director's rights shall be those of an unsecured general creditor without priority or preference.

     8.   Notice.
          -------

          Any notice required or permitted to be given under this Agreement by one party hereto to the other shall be sufficient if given or confirmed in writing to the following address:

          To Company:

                         Corporate Secretary
                         Santa Anita Operating Company
                         P.O. Box 60014
                         Arcadia, CA 91006-6014

          To Director:   _________________________________
                         _________________________________
                         _________________________________

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          IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and Director has hereunto set his hand on the day and year first above written.

SANTA ANITA OPERATING COMPANY                "Director"

By: _______________________________          By: ______________________________

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                        Schedule of Omitted Documents
                        and Material Details Regarding
                  Consulting Agreements of Certain Directors
                       of Santa Anita Operating Company

     The persons listed below have entered into substantially identical forms of Consulting Agreements, effective as of the dates listed opposite their names.

                William C. Baker              September 1, 1994
                Thomas J. Barrack, Jr.        March 17, 1995
                Richard S. Cohen              October 5, 1990
                Arthur L. Crowe               October 8, 1990
                J. Terrence Lanni             March 1, 1995
                Thomas P. Mullaney            October 7, 1990
                William D. Schulte            September 15, 1994